Exhibit 99.1

321 SOUTH BOSTON AVENUE, SUITE 1000

TULSA, OKLAHOMA 74103

PRESS RELEASE FOR IMMEDIATE ISSUANCE

MIDSTATES PETROLEUM ANNOUNCES THIRD QUARTER 2017 RESULTS

REPORTS NET INCOME OF $3.7 MILLION, $0.14 PER SHARE

TULSA, OK — (BUSINESS WIRE) — November 13, 2017 — Midstates Petroleum Company, Inc. (“Midstates” or the “Company”) (NYSE: MPO) today announced its third quarter 2017 results.

Third Quarter 2017 and Recent Highlights

•                  Named David Sambrooks as President and Chief Executive Officer

•                  Achieved Net Income of $3.7 million or $0.14 per share, which included a $6.5 million non-cash loss on derivative contracts

•                  Generated Adjusted EBITDA of $30.2 million, before debt restructuring and advisory fees

•                  Reported net debt of approximately $51.6 million as of September 30, 2017

•                  Reaffirmed the Company’s borrowing base at $170 million, based solely on the Company’s Mississippian Lime assets

•                  Sold non-core Lincoln County, Oklahoma, assets in July 2017 for $7.0 million; with net proceeds of $2.9 million (after assumption of liabilities and subject to standard post-closing adjustments)

•                  Hired SunTrust Robinson Humphrey (“SunTrust”) to explore strategic alternatives for Anadarko Basin and NW STACK assets

•                  Continued execution of the Company’s strategy of increasing non-Arbuckle salt water disposal (“SWD”) capacity with the addition of a 10th non-Arbuckle SWD well during the third quarter of 2017

•                  Achieved total Company production of  21,358 barrels of oil equivalent per day (“BOEPD”) in the third quarter of 2017, of which 82% was in the Mississippian Lime, with the balance in the Anadarko Basin

David Sambrooks, President and Chief Executive Officer, commented, “We are pleased with our results during the third quarter as we continue to operate firmly within, or better than, guidance and in line with our 2017 budget.  Pursuant to our goal to narrow the operational focus to our Mississippian Lime assets, we sold our non-core assets in Lincoln County, Oklahoma, and have hired SunTrust to assist us in exploring strategic alternatives for our stacked pay Anadarko Basin and NW STACK assets.  The continued execution of our near-term strategy will further enhance our excellent financial foundation and provide maximum optionality to drive shareholder value.”

Mr. Sambrooks continued, “We have kicked off an extensive internal review to focus the organization on high-grading our Miss Lime development opportunities, optimizing our production base, and reducing costs to improve liquidity and further increase our margins.  We are excited about the opportunities and optionality that Midstates possesses to create significant value going forward.”

(Adjusted EBITDA, Adjusted Cash Operating Expenses, and Adjusted Cash General and Administrative Expenses are non-GAAP financial measures. Each measure is defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” in the tables below.)

Production and Pricing

Production during the third quarter of 2017 totaled 21,358 BOEPD, compared with 22,490 BOEPD during the second quarter of 2017. Production from the Company’s Mississippian Lime properties contributed approximately 82%, or 17,606 BOEPD, and the Anadarko Basin properties contributed approximately 18%, or 3,752 BOEPD.  For the total Company, oil volumes comprised 29% of total production, natural gas liquids (NGLs) 24%, and natural gas 47% during the third quarter of 2017.   The decrease in volumes in the third quarter of 2017 versus the second quarter of 2017 was mainly due to the sale of the non-core Lincoln County assets and expected production decline.

In the third quarter of 2017, Midstates’ average realized price per barrel of oil, before realized commodity derivatives, was $47.14 ($50.11 with realized derivatives), while its average realized price for NGLs sales was $22.55 per barrel (there were no NGLs hedges in place during the third quarter).  Natural gas averaged $2.54 per thousand cubic feet (Mcf) before realized derivatives ($2.76 with realized derivatives).  Detailed comparisons of commodity prices by period and region are included in the tables below.

Oil, NGLs and natural gas sales revenues in the third quarter of 2017 were $51.8 million, before the impact of derivatives, essentially flat with $52.3 million in the second quarter of 2017. The realized loss on derivatives for the third quarter of 2017 was $3.6 million, down from a $7.5 million gain during the second quarter of 2017.

Hedging Update

To reduce downside commodity price risk and protect cash flow, Midstates has entered into a number of swaps, collars, and 3-way collars to hedge a portion of the Company’s oil and natural gas revenues through 2019. A summary of the Company’s hedges for the periods after September 30, 2017 is included in the below table.

	NYMEX WTI
	Fixed Swaps		Collars			Three Way Collars
	Hedge Position (Bbls)	Weighted Avg Strike Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Hedge Position (Bbls)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub- Floor Price
Quarter Ended:
September 30, 2017(2)	207,000	$55.29	46,000	$60.00	$50.00	115,000	$62.80	$50.00	$40.00
December 31, 2017(1)(2)	276,000	$53.58	46,000	$60.00	$50.00	115,000	$62.80	$50.00	$40.00
March 31, 2018(1)	99,000	$50.61	—	$—	$—	225,000	$62.14	$50.00	$40.00
June 30, 2018(1)	145,600	$51.22	—	$—	$—	182,000	$60.65	$50.00	$40.00
September 30, 2018(1)	92,000	$50.38	—	$—	$—	184,000	$59.93	$50.00	$40.00
December 31, 2018(1)	92,000	$50.38	—	$—	$—	46,000	$56.70	$50.00	$40.00
March 31, 2019	—	$—	—	$—	$—	45,000	$56.20	$50.00	$40.00
June 30, 2019	—	$—	—	$—	$—	45,500	$56.20	$50.00	$40.00
September 30, 2019	—	$—	—	$—	$—	46,000	$56.20	$50.00	$40.00
December 31, 2019	—	$—	—	$—	$—	46,000	$56.20	$50.00	$40.00

	NYMEX HENRY HUB
	Fixed Swaps		Collars			Three Way Collars
	Hedge Position (MMBtu)	Weighted Avg Strike Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Hedge Position (MMBtu)	Weighted Avg Ceiling Price	Weighted Avg Floor Price	Weighted Avg Sub- Floor Price
Quarter Ended:
September 30, 2017	2,944,000	$3.38	368,000	$3.63	$3.15	—	$—	$—	$—
December 31, 2017(1)	1,907,000	$3.43	551,000	$3.84	$3.23	610,000	$4.30	$3.25	$2.50
March 31, 2018(1)(3)	1,350,000	$3.47	—	$—	$—	1,530,000	$4.38	$3.25	$2.50
June 30, 2018(1)	—	$—	—	$—	$—	1,365,000	$3.40	$3.00	$2.50
September 30, 2018(1)	—	$—	—	$—	$—	1,380,000	$3.40	$3.00	$2.50
December 31, 2018(1)	—	$—	—	$—	$—	1,380,000	$3.40	$3.00	$2.50
March 31, 2019(1)	—	$—	—	$—	$—	1,350,000	$3.40	$3.00	$2.50

(1)           Positions shown represent open commodity derivative contract positions as of September 30, 2017. The Company did not have any open commodity derivative contract positions as of December 31, 2016.

(2)           During the second quarter, the Company entered into long call oil trades to offset its three-way collar short calls for the second half of 2017.

(3)           During the second quarter, the Company entered into natural gas three-way collars with long call ceilings in order to offset its Q1 2018 natural gas fixed swaps.

Sale of Non-Core Lincoln Property Assets

During the third quarter of 2017, Midstates closed the sale of its properties in Lincoln County, Oklahoma for $7.0 million, with net proceeds of approximately $2.9 million after the assumption of liabilities and subject to post-closing adjustments.  The properties primarily produced natural gas with an average of 700 BOEPD in the second quarter of 2017 and were not within the Company’s core Mississippian Lime focus area.  The effective date of the transaction is January 1, 2017.

Costs and Expenses

Adjusted Cash Operating Expenses (which excludes debt restructuring and advisory fees) for the third quarter of 2017 were $26.0 million, or $13.22 per Boe, compared with $26.5 million, or $12.95 per Boe, in the second quarter of 2017. The increase in per Boe cash costs in the third quarter of 2017 compared with the second quarter of 2017 was attributable to lower production.

Lease operating and workover expenses (LOE) totaled $15.7 million, or $7.97 per Boe, in the third quarter of 2017, compared with $16.6 million, or $8.09 per Boe, in the second quarter of 2017.  Third quarter 2017 LOE per Boe decreased compared to second quarter of 2017 primarily due to reduced equipment rentals and less chemical spend.

Severance and other taxes for the third quarter of 2017 were $2.4 million (4.5% of oil, NGL and natural gas sales revenue), compared to $1.7 million (3.2% of oil, NGL and natural gas sales revenue) in the second quarter of 2017. In May 2017, new legislation was signed into law in Oklahoma that increased the incentive tax rate from 1% to 4% on wells that commenced production between July 1, 2011 and July 1, 2015. After the 48-month incentive period ends, the tax rate on such wells increases to 7%. The new 4% tax rate on these wells caused our average production tax rate to increase in the three months ended September 30, 2017.

General and administrative expenses for the third quarter of 2017 totaled $7.3 million, or $3.69 per Boe, compared to $7.6 million, or $3.70 per Boe, in the second quarter of 2017.  Third quarter 2017 and second quarter 2017 general and administrative expenses included non-cash share-based compensation expense of $2.8 million, or $1.44 per Boe, and $0.9 million, or $0.45 per Boe, respectively.    Adjusted cash general and administrative expenses, which excludes non-cash share-based compensation and certain non-recurring items, but includes capitalized general and administrative costs, totaled $5.2 million, or $2.64 per Boe for the third quarter of 2017, compared to $5.5 million, or $2.69 per Boe, in the second quarter of 2017.

Interest expense totaled $1.6 million (net of amounts capitalized) for the third quarter of 2017 as compared to $1.2 million in the second quarter of 2017.  The Company capitalized $0.4 million in interest to unproved properties during the third quarter of 2017 as compared to $0.7 million in the second quarter of 2017.

During the third quarter of 2017, the Company did not record an income tax expense or benefit, and had an effective tax rate of 0%.

Capital Expenditures

In the third quarter of 2017, the Company invested $40.1 million of operating capital, predominantly devoted to the Mississippian Lime assets.

The following table provides operational capital spending by area as well as a reconciliation to total capital expenditures for the three months and nine months ended September 30, 2017 (in thousands):

	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2017
Drilling and completion activities	$36,269	$89,975
Acquisition of acreage and seismic data	3,845	7,748
Operational capital expenditures incurred	$40,114	$97,723
Capitalized G&A, office, ARO & other	1,856	5,512
Capitalized interest	408	2,054
Total capital expenditures incurred	$42,378	$105,289

	For the Three Months Ended September 30, 2017	For the Nine Months Ended September 30, 2017
Mississippian Lime	$39,800	$95,490
Anadarko Basin	314	2,233
Total operational capital expenditures incurred	$40,114	$97,723

Operational Update

Mississippian Lime Update

Key Highlights:

•                  Produced an average of 17,606 BOEPD in the third quarter of 2017, of which 28% was oil, 24% NGLs, and 48% natural gas

•                  Spud 10 wells and placed 9 wells online during the third quarter of 2017

•                  Incurred average drilling, completion and facility costs of $3.1 million for wells brought online YTD

•                  Achieved average drilling cycle time YTD of 16 days (rig release to rig release)

During the third quarter of 2017, the Company continued exploring options to maximize individual well performance by increasing the number of frac stages from approximately 17 stages to as many as 25 stages during its completion operations. This resulted in increased average well cost for its trial wells of $3.4 million per well, increasing the year-to-date average cost per well from $2.8 million in the first half of 2017 to $3.1 million for the nine months ended September 30, 2017.  Production results from this pilot program are currently being evaluated and the Company has returned to its normal operating standard of approximately 17 stages per completion.

Further, during 2017, the Company has brought online three additional non-Arbuckle saltwater disposal injection wells in Woods and Alfalfa Counties, Oklahoma.  The Company is currently operating 10 non-Arbuckle injection wells in Woods and Alfalfa Counties, Oklahoma, with a total permitted injection capacity of approximately 200,000 barrels of water per day.  The Company’s total permitted injection capacity in Woods and Alfalfa Counties, Oklahoma, which may differ from actual injection capacity due to operational constraints, is approximately 332,000 barrels of water per day, with a current disposal rate into all formations of approximately 170,000 barrels of water per day.

Anadarko Basin Update

Midstates has engaged SunTrust to explore strategic alternatives for its Anadarko Basin and NW STACK assets.  Additionally, the Company has terminated its farm-out agreement signed for a portion of its primary-term Anadarko Basin acreage in western Oklahoma.

The Company’s Anadarko Basin assets averaged production of 3,752 BOEPD in the third quarter of 2017, of which 35% was oil, 26% NGLs, and 39% natural gas.

Balance Sheet and Liquidity

On September 30, 2017, the Company’s liquidity was approximately $116.5 million, consisting of cash and cash equivalents of $76.5 million and $40.0 million available under its credit facility. Its long-term debt was $128.1 million, resulting in net debt of approximately $51.6 million.

On November 1, 2017, Midstates announced that the Company’s borrowing base under its revolving credit facility was reaffirmed at $170 million.  The agreement with its bank group excludes the Company’s Anadarko Basin assets in Texas and Oklahoma from the redetermination of the borrowing base.    The next scheduled borrowing base redetermination will occur on or about April 1, 2018.

Fresh Start Accounting

The Company adopted fresh start accounting as of October 21, 2016, the date the Company emerged from its Chapter 11 reorganization. Adopting fresh start accounting results in a new reporting entity for financial reporting purposes and as a result, the Company allocated its reorganization value to its individual assets, including oil and gas property, plant and equipment, based upon their estimated fair values as of that date, and its historical retained deficit was eliminated. Due to the application of fresh start accounting, the Company’s consolidated financial statements on or after October 21, 2016 are not comparable with its consolidated financial statements prior to that date. References to “Successor” refer to the Company after the adoption of fresh start accounting, while references to “Predecessor” refer to the Company prior to adoption. Please refer to the Company’s Annual Report on Form 10-K filed on March 30, 2017 for further information regarding Midstates’ emergence from Chapter 11 restructuring and its application of fresh start accounting.

Conference Call Information

The Company will host a conference call to discuss third quarter 2017 results on Tuesday, November 14, at 10:30 a.m. Eastern time (9:30 a.m. Central time).  Participants may join the conference call by dialing (877) 645-4610 (for U.S. and Canada) or (707) 595-2723 (International). The conference call access code is 6885219 for all participants. To listen via live webcast, please visit the Investor Relations section of the Company’s website, www.midstatespetroleum.com.

An audio replay of the conference call will be available approximately two hours after the conclusion of the call. The audio replay will remain available until midnight on December 14 and can be accessed by dialing (855) 859-2056 (for U.S. and Canada) or (404) 537-3406 (International). The conference call audio replay access code is 6885219 for all participants. The audio replay will also be available in the Investors section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements that are not statements of historical fact, including statements regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, resource potential, drilling locations, prospects and plans and objectives of management, are considered forward-looking statements. Without limiting the generality of the foregoing, these statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, the Company gives no assurance that these plans, intentions or expectations will be achieved when anticipated or at all.  Moreover, such statements are subject to a number of factors, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These factors include, but are not limited to variations in the market demand for, and prices of, oil and natural gas; uncertainties about the Company’s estimated quantities of oil and natural gas reserves, resource potential and drilling locations; the adequacy of the Company’s capital resources and liquidity; general economic and business conditions; weather-related downtime; failure to realize expected value creation from property acquisitions; uncertainties about the Company’s ability to replace reserves and economically develop its current reserves; risks related to the concentration of the Company’s operations; drilling results; and potential financial losses or earnings reductions from the Company’s commodity derivative positions.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Midstates Petroleum Company, Inc.

Midstates Petroleum Company, Inc. is an independent exploration and production company focused on the application of modern drilling and completion techniques in oil and liquids-rich basins in the onshore U.S. The Company’s operations are currently focused on oilfields in the Mississippian Lime play in Oklahoma and the Anadarko Basin in Texas and Oklahoma.

*********

Contact:

Midstates Petroleum Company, Inc.

Jason McGlynn, Investor Relations, (918) 947-4614

Jason.McGlynn@midstatespetroleum.com

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76,548	$76,838
Accounts receivable:
Oil and gas sales	29,776	36,988
Joint interest billing	3,193	4,281
Other	630	2,456
Commodity derivative contracts	2,896	—
Other current assets	1,821	3,326
Total current assets	114,864	123,889
PROPERTY AND EQUIPMENT:
Oil and gas properties, on the basis of full-cost accounting
Proved properties	709,647	573,150
Unproved properties not being amortized	26,178	65,080
Other property and equipment	6,543	6,339
Less accumulated depreciation, depletion and amortization	(59,349)	(12,974)
Net property and equipment	683,019	631,595
OTHER NONCURRENT ASSETS	7,156	5,455
TOTAL	$805,039	$760,939
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,480	$2,521
Accrued liabilities	46,987	53,731
Total current liabilities	56,467	56,252
LONG-TERM LIABILITIES:
Asset retirement obligations	14,039	14,200
Commodity derivative contracts	278	—
Long-term debt	128,059	128,059
Other long-term liabilities	599	614
Total long-term liabilities	142,975	142,873

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding at September 30, 2017 and December 31, 2016	—	—
Warrants, 6,625,554 warrants outstanding at September 30, 2017 and December 31, 2016	37,329	37,329
Common stock, $0.01 par value, 250,000,000 shares authorized; 25,098,834 shares issued and 25,065,425 shares outstanding at September 30, 2017 and 24,994,867 shares issued and outstanding at December 31, 2016	251	250
Treasury stock	(626)	—
Additional paid-in-capital	522,823	514,305
Retained earnings	45,820	9,930
Total stockholders’ equity	605,597	561,814
TOTAL	$805,039	$760,939

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	For the Three Months Ended	For the Three Months Ended	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
REVENUES:
Oil sales	$27,190	$35,584	$85,497	$104,832
Natural gas liquid sales	10,656	8,939	31,580	25,073
Natural gas sales	13,970	17,676	46,321	44,486
Gains (losses) on commodity derivative contracts—net	(3,591)	—	8,767	—
Other	1,490	1,994	3,244	4,322
Total revenues	49,715	64,193	175,409	178,713
EXPENSES:
Lease operating and workover	15,653	17,650	48,064	49,520
Gathering and transportation	3,699	4,296	11,027	13,428
Severance and other taxes	2,352	1,788	6,168	4,776
Asset retirement accretion	274	452	833	1,316
Depreciation, depletion, and amortization	15,170	15,756	46,471	59,229
Impairment in carrying value of oil and gas properties	—	33,887	—	224,584
General and administrative	7,255	3,308	23,102	19,093
Debt restructuring costs and advisory fees	—	—	—	7,589
Total expenses	44,403	77,137	135,665	379,535
OPERATING INCOME (LOSS)	5,312	(12,944)	39,744	(200,822)
OTHER EXPENSE:
Interest income	—	—	—	81
Interest expense—net of amounts capitalized (excludes interest expense of $47.6 million and $79.3 million on senior and secured notes subject to compromise for the three and nine months ended September 30, 2016, respectively)	(1,649)	(2,668)	(3,854)	(65,719)
Reorganization items, net	—	(22,772)	—	57,764
Total other expense	(1,649)	(25,440)	(3,854)	(7,874)
INCOME (LOSS) BEFORE TAXES	3,663	(38,384)	35,890	(208,696)
Income tax expense	—	—	—	—
NET INCOME (LOSS)	$3,663	$(38,384)	$35,890	$(208,696)
Successor participating securities—non-vested restricted stock	(82)	—	(932)	—
Predecessor participating securities—non-vested restricted stock	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$3,581	$(38,384)	$34,958	$(208,696)
Basic and diluted net income (loss) per share attributable to common shareholders	$0.14	$(3.60)	$1.39	$(19.61)
Basic and diluted weighted average number of common shares outstanding	25,116	10,657	25,074	10,644

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(In thousands)

(Unaudited)

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Earnings	Total Stockholders’ Equity
Balance as of December 31, 2016 (Successor)	$—	$250	$37,329	$—	$514,305	$9,930	$561,814
Share-based compensation	—	1	—	—	8,518	—	8,519
Acquisition of treasury stock	—	—	—	(626)	—	—	(626)
Net income	—	—	—	—	—	35,890	35,890
Balance as of September 30, 2017 (Successor)	$—	$251	$37,329	$(626)	$522,823	$45,820	$605,597

	Series A Preferred Stock	Common Stock	Warrants	Treasury Stock	Additional Paid-in-Capital	Retained Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2015 (Predecessor)	$—	$110	$—	$(3,081)	$888,247	$(2,211,342)	$(1,326,066)
Share-based compensation	—	(1)	—	—	1,726	—	1,725
Acquisition of treasury stock	—	—	—	(53)	—	—	(53)
Net loss	—	—	—	—	—	(208,696)	(208,696)
Balance as of September 30, 2016 (Predecessor)	$—	$109	$—	$(3,134)	$889,973	$(2,420,038)	$(1,533,090)

MIDSTATES PETROLEUM COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Successor	Predecessor
	For the Nine Months Ended	For the Nine Months Ended
	September 30, 2017	September 30, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$35,890	$(208,696)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gains on commodity derivative contracts—net	(8,767)	—
Net cash received for commodity derivative contracts not designated as hedging instruments	6,149	—
Asset retirement accretion	833	1,316
Depreciation, depletion, and amortization	46,471	59,229
Impairment in carrying value of oil and gas properties	—	224,584
Share-based compensation, net of amounts capitalized to oil and gas properties	7,102	1,275
Amortization of deferred financing costs	277	4,495
Paid-in-kind interest expense	—	3,531
Amortization of deferred gain on debt restructuring	—	(8,246)
Operating lease abandonment	—	1,574
Noncash reorganization items	—	(70,489)
Change in operating assets and liabilities:
Accounts receivable—oil and gas sales	4,929	(311)
Accounts receivable—JIB and other	2,641	21,411
Other current and noncurrent assets	(98)	(5,572)
Accounts payable	1,392	870
Accrued liabilities	(7,381)	54,520
Other	(121)	(1,247)
Net cash provided by operating activities	$89,317	$78,244
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	$(92,841)	$(129,072)
Proceeds from the sale of oil and gas equipment	4,235	—
Net cash used in investing activities	$(88,606)	$(129,072)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facility	—	249,384
Deferred financing costs	(375)	—
Acquisition of treasury stock	(626)	(53)
Net cash (used in) provided by financing activities	$(1,001)	$249,331
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$(290)	$198,503
Cash and cash equivalents, beginning of period	$76,838	$81,093
Cash and cash equivalents, end of period	$76,548	$279,596

SUPPLEMENTAL INFORMATION:
Non-cash transactions — investments in property and equipment accrued — not paid	$19,865	$12,238
Cash paid for interest, net of capitalized interest of $2.1 million for the nine months ended September 30, 2017 (no capitalized interest for the nine months ended September 30, 2016)	$3,708	$5,821
Cash paid for reorganization items	$—	$12,725

MIDSTATES PETROLEUM COMPANY, INC.

SELECTED FINANCIAL AND OPERATING STATISTICS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2017	2016	2017	2016	2017
Operating Data — Mississippian Lime:
Net production volumes:
Oil (Bbls/day)	4,940	7,266	5,158	8,279	4,938
NGLs (Bbls/day)	4,145	5,209	4,398	5,350	4,466
Natural gas (Mcf/day)	51,130	65,287	53,474	68,612	53,246
Total oil equivalents (MBoe)	1,620	2,149	5,042	6,868	1,663
Average daily production (Boe/day)	17,606	23,357	18,469	25,065	18,278
Operating Data — Anadarko Basin:
Net production volumes:
Oil (Bbls/day)	1,329	1,728	1,389	1,947	1,475
NGLs (Bbls/day)	992	1,204	1,066	1,250	1,115
Natural gas (MMcf)	8,581	10,624	9,225	10,872	9,735
Total oil equivalents (MBoe)	345	432	1,090	1,372	383
Average daily production (Boe/day)	3,752	4,702	3,993	5,008	4,212
Operating Data - Combined:
Net production volumes:
Oil (Bbls/day)	6,269	8,994	6,547	10,226	6,413
NGLs (Bbls/day)	5,137	6,413	5,464	6,600	5,581
Natural gas (Mcf/day)	59,711	75,911	62,699	79,484	62,981
Total oil equivalents (MBoe)	1,965	2,581	6,132	8,240	2,046
Average daily production (Boe/day)	21,358	28,059	22,462	30,073	22,490
Average Sales Prices:
Oil, without realized derivatives (per Bbl)	$47.14	$43.00	$47.83	$37.42	$46.73
Oil, with realized derivatives (per Bbl)	$50.11	$43.00	$50.09	$37.42	$49.88
Natural gas liquids, without realized derivatives (per Bbl)	$22.55	$15.15	$21.17	$13.86	$19.16
Natural gas liquids, with realized derivatives (per Bbl)	$22.55	$15.15	$21.17	$13.86	$19.16
Natural gas, without realized derivatives (per Mcf)	$2.54	$2.53	$2.71	$2.04	$2.66
Natural gas, with realized derivatives (per Mcf)	$2.76	$2.53	$2.83	$2.04	$2.76
Costs and Expenses (per Boe of production):
Lease operating and workover	$7.97	$6.84	$7.84	$6.01	$8.09
Gathering and transportation	$1.88	$1.66	$1.80	$1.63	$1.78
Severance and other taxes	$1.20	$0.69	$1.01	$0.58	$0.83
Asset retirement accretion	$0.14	$0.17	$0.14	$0.16	$0.14
Depreciation, depletion and amortization	$7.72	$6.10	$7.58	$7.19	$7.80
Impairment of oil and gas properties	—	$13.13	—	$27.26	—
General and administrative	$3.69	$1.27	$3.77	$2.32	$3.70
Acquisition and transaction costs	—	—	—	—	—
Debt restructuring costs and advisory fees	—	—	—	$0.92	—
Other	—	—	—	—	—

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2017	2016	2017	2016	2017
Adjusted EBITDA to net income (loss) reconciliation:
Net income (loss)	$3,663	$(38,384)	$35,890	$(208,696)	$13,742
Depreciation, depletion and amortization	15,170	15,756	46,471	59,229	15,959
Impairment in carrying value of oil and gas properties	—	33,887	—	224,584	—
Losses (gains) on commodity derivative contracts—net	3,591	—	(8,767)	—	(7,493)
Net cash received (paid) for commodity derivative contracts not designated as hedging instruments	2,909	—	6,149	—	2,429
Income tax expense	—	—	—	—	—
Interest income	—	—	—	(81)	—
Interest expense, net of amounts capitalized	1,649	2,668	3,854	65,719	1,228
Asset retirement obligation accretion	274	452	833	1,316	283
Reorganization items, net	—	22,772	—	(57,764)	—
Share-based compensation, net of amounts capitalized	2,835	278	7,102	1,275	930
Adjusted EBITDA	$30,091	$37,429	$91,532	$85,582	$27,078
Debt restructuring costs and advisory fees	139	—	2,730	7,589	2,034
Adjusted EBITDA before restructuring and advisory costs	$30,230	$37,429	$94,262	$93,171	$29,112

MIDSTATES PETROLEUM COMPANY, INC.

CASH OPERATING EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2017	2016	2017	2016	2017

Operating Expenses — GAAP	$44,403	$77,137	$135,665	$379,535	$45,709
Adjustments for certain non-cash items:
Asset retirement accretion	274	452	833	1,316	283
Share-based compensation, net	2,835	278	7,102	1,275	930
Depreciation, depletion and amortization	15,170	15,756	46,471	59,229	15,959
Impairment of oil and gas properties	—	33,887	—	224,584	—
Other	—	—	—	—	—
Cash Operating Expenses — Non-GAAP	$26,124	$26,764	$81,259	$93,131	$28,537
Cash Operating Expenses — Non-GAAP per Boe	$13.29	$10.37	$13.25	$11.30	$13.94

Debt restructuring costs and advisory fees	$139	$—	$2,730	$7,589	$2,034
Debt restructuring costs and advisory fees, per Boe	$0.07	$—	$0.45	$0.92	$0.99

Severance and Houston lease abandonment costs	$—	$—	$—	$3,210	$—
Severance and Houston lease abandonment costs, per Boe	$—	$—	$—	$0.39	$—

Adjusted Cash Operating Expenses — Non-GAAP	$25,985	$26,764	$78,529	$82,332	$26,503
Adjusted Cash Operating Expenses — Non-GAAP per Boe	$13.22	$10.37	$12.81	$9.99	$12.95

MIDSTATES PETROLEUM COMPANY, INC.

ADJUSTED CASH GENERAL AND ADMINISTRATIVE EXPENSES

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,		For the Three Months Ended June 30,
	2017	2016	2017	2016	2017

General and Administrative Expenses — GAAP	$7,255	$3,308	$23,102	$19,093	$7,572
Adjustments for certain non-cash and non-recurring items:
Share-based compensation, net	(2,835)	(278)	(7,102)	(1,275)	(930)
Capitalized general and administrative expenses	898	925	2,664	2,861	893
Severance and other costs	—	(5)	—	(1,636)	—
Houston office lease abandonment costs	—	—	—	(1,574)	—
Advisory costs included in general and administrative expenses	(139)	—	(2,730)	—	(2,034)
Adjusted Cash General and Administrative Expenses — Non-GAAP	$5,179	$3,950	$15,934	$17,469	$5,501
Adjusted Cash General and Administrative Expenses — Non-GAAP per Boe	$2.64	$1.53	$2.60	$2.12	$2.69